Exhibit 16.1

April 15, 2013

Securities and Exchange

Office of the Chief Accountant

Commission 100 F. Street

Washington, D.C. 20549

Re: Asta Funding, Inc.

File Number 001-35637

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Asta Funding Inc., dated April 15, 2013, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Grant Thornton, LLP
Grant Thornton, LLP